UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

SAVARA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 15, 2019

Dear Fellow Stockholder,

I invite you to attend the Savara Inc. 2019 Annual Meeting of Stockholders, to be held on May 29, 2019 at 4:00 PM Central Time at the offices of Wilson Sonsini Goodrich & Rosati, P.C., located at 900 South Capital of Texas Highway, Las Cimas IV, Fifth Floor, Austin, Texas 78746.

Our efforts over the last 12 months laid the ground work for what could be an historic year for Savara in 2019. Throughout 2018 we advanced our development pipeline, which now includes two Phase 3, and two Phase 2 programs, launched an exploratory pipeline designed to fuel our longer-term growth and strengthened our cash position by successfully raising $48.9 million in a public offering. Through our unique expertise in orphan lung diseases, and our ability to leverage overlapping relationships with regulatory divisions, clinicians, industry experts and commercial platforms within this sector, we are developing a rich pipeline of products that truly matter for the patients we serve. We remain focused on becoming the leading orphan lung disease company by driving sustainable growth, and delivering significant shareholder value, while advancing the scientific understanding of rare respiratory diseases.

As outlined in the notice of the meeting and proxy statement, the following four items are on the agenda for the annual meeting:

(1.)

The election of seven directors to our board of directors. Each of our current directors is standing for re-election to our board. We believe that the current board is well qualified, and its re-election will help ensure organizational sustainability and effectiveness.

Our board of directors unanimously recommends a vote “FOR” the election of each of the nominees set forth in the proxy.

(2.)	The ratification of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Our board of directors unanimously recommends a vote “FOR” this proposal.

(3.)	To approve, on an advisory basis, the compensation of our named executive officers. This advisory vote is generally referred to as a “say-on-pay vote.”

Our board of directors is asking our stockholders to indicate their support for the compensation of our named executive officers and unanimously recommends a vote “FOR” this proposal.

(4.)

To indicate, on an advisory basis, the preferred frequency of holding an advisory vote on the compensation of our named executive officers. Stockholders have the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently a company should seek advisory votes on the compensation of its named executive officers. We are asking our stockholders to indicate whether they would prefer an advisory vote on executive compensation every year, every two years or every three years.

Our board of directors unanimously recommends that stockholders vote to advise that we hold an advisory vote on executive compensation every year to provide us with timely feedback regarding our compensation practices.

For more information, please review the full description of each of the above proposals included in the proxy statement. In addition to the formal business to be transacted at the meeting, management will be available to respond to appropriate questions from stockholders.

Whether or not you plan to attend the annual meeting in person, I encourage you to follow the instructions in the enclosed materials to submit your vote to ensure your shares are represented at the meeting.

Thank you for your continued interest in Savara.

Sincerely,
/s/ Rob Neville
Rob Neville

SAVARA INC.

6836 Bee Cave Road

Building III, Suite 200

Austin, TX 78746

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 29, 2019

The 2019 Annual Meeting of Stockholders of Savara Inc. will be held on May 29, 2019 at 4:00 p.m. local time at the offices of Wilson Sonsini Goodrich & Rosati, P.C., located at 900 South Capital of Texas Highway, Las Cimas IV, Fifth Floor, Austin, Texas 78746. The meeting is being held for the following purposes, as more fully described in the proxy statement accompanying this notice:

1. To elect seven directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal;

2. To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

3. To approve, on an advisory basis, the compensation of our named executives;

4. To indicate, on an advisory basis, the preferred frequency of holding an advisory vote on the compensation of our named executives; and

5. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 1, 2019 will be entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the meeting will be available for inspection by any stockholder for any purpose relating to the meeting during ordinary business hours at our corporate offices located at 6836 Bee Cave Road, Building III, Suite 200, Austin, Texas 78746 for ten days prior to the meeting, and will also be available for inspection at the meeting.

Your vote is important. Whether or not you plan to attend the meeting, and no matter how many shares you own, please vote as promptly as possible. This will help to ensure the presence of a quorum at the meeting and save us additional proxy solicitation costs.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

/s/ Rob Neville

Rob Neville
Chief Executive Officer

Austin, Texas

April 15, 2019

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting To Be Held on May 29, 2019. This notice of meeting, the proxy statement for the meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available at www.proxyvote.com.

-i-

SAVARA INC.

6836 Bee Cave Road

Building III, Suite 200

Austin, TX 78746

(512) 961-1891

PROXY STATEMENT

2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 29, 2019

GENERAL INFORMATION ABOUT THE MEETING

Savara Inc., a Delaware corporation (“Savara,” “we,” ‘us,” “our,” or “our company”), is making proxy materials, including this proxy statement, available to our stockholders via the Internet in connection with the solicitation of proxies by our board of directors for use at our 2019 Annual Meeting of Stockholders to be held on May 29, 2019 at 4:00 p.m. local time at the offices of Wilson Sonsini Goodrich & Rosati, P.C., located at 900 South Capital of Texas Highway, Las Cimas IV, Fifth Floor, Austin, Texas 78746 (the “Annual Meeting”), and at any adjournment or postponement thereof.

This proxy statement, the attached notice of the Annual Meeting, a proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are collectively referred to as the “proxy materials.” The proxy materials are first being made available to our stockholders on or about April 15, 2019.

Notice of Internet Availability of Proxy Materials

All stockholders have the ability to access the proxy materials on the website referred to in the attached notice of the Annual Meeting. Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to send a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders instead of mailing printed copies of the proxy materials, unless you have previously elected to receive printed materials. The Notice provides instructions on how to access the proxy materials via the Internet and how to request a printed set of the proxy materials at no charge. In addition, stockholders can elect to receive future proxy materials electronically by email or in printed form by mail, and any such election will remain in effect until terminated by the stockholder. We encourage all stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and environmental impact of our annual meetings.

Purposes of the Annual Meeting

The Annual Meeting is being held for the following purposes:

1. To elect seven directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal;

2. To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

3. To approve, on an advisory basis, the compensation of our named executives;

4. To indicate, on an advisory basis, the preferred frequency of holding an advisory vote on the compensation of our named executives; and

5. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Record Date; Shares Outstanding and Entitled to Vote

Our board of directors has fixed April 1, 2019 as the record date for the determination of holders of our common stock entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. At the close of business on the record date, we had 35,830,240 shares of common stock issued and outstanding. Each stockholder of record as of the record date is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the record date. Stockholders do not have cumulative voting rights. We had no other class of capital stock outstanding as of the record date. No other shares are entitled to notice of, or to vote at, the Annual Meeting.

How to Vote Your Shares

If you hold your shares in your own name as the stockholder of record: You may vote your shares by proxy over the Internet or by telephone by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you may vote by marking, dating and signing the enclosed proxy card and returning it in the postage-paid envelope provided or you may vote over the Internet or by telephone pursuant to the instructions provided in the proxy card. Additionally, you may vote your shares in person at the Annual Meeting. Stockholders voting by Internet or telephone should understand that, while we and the party providing the service through which you may vote by Internet or by telephone do not charge any fees to our stockholders for voting by Internet or telephone, there may still be costs, such as usage charges from Internet access providers and telephone companies, for which you are responsible.

If your shares are held in the name of a broker or other nominee (that is, in “street name”): You will receive instructions from the holder of record that you must follow for your shares to be voted. The availability of telephonic or Internet voting will depend on your broker’s (or other nominee’s) voting process. Please check with your broker or other nominee and follow the voting procedure your broker or other nominee provides to vote your shares. If you wish to vote in person at the Annual Meeting, you must request a legal proxy from your broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

By casting your vote by proxy, you are authorizing the holders of the proxies solicited by this proxy statement to vote your shares in accordance with your instructions.

YOUR VOTE IS VERY IMPORTANT. We encourage you to submit your vote by proxy even if you plan to attend the Annual Meeting and vote in person.

How to Change Your Vote

If you hold your shares in your own name: You may revoke your proxy and change your vote at any time before your proxy is exercised by:

•	Delivering to our corporate secretary a written notice of revocation, dated later than the proxy you wish to revoke, before voting begins at the Annual Meeting;

•	Delivering to our corporate secretary a duly executed proxy bearing a date later than the proxy you wish to revoke, before voting begins at the Annual Meeting;

•	Voting again on a later date via the Internet or by telephone before 11:59 p.m. Eastern Time on May 29, 2019 (in which case only your latest Internet or telephone proxy submitted will be counted); or

•	Attending the Annual Meeting and voting in person (your attendance at the Annual Meeting, in and of itself, will not revoke your proxy).

Any written notice of revocation or later dated proxy should be delivered before the close of business on May 28, 2019 to:

Savara Inc.

6836 Bee Cave Road

Building III, Suite 200

Austin, TX 78746

Attention: Corporate Secretary

Alternatively, you may hand deliver a written revocation notice or a later dated proxy to our corporate secretary at the Annual Meeting before voting begins.

If your shares are held in street name: You must follow the instructions provided by the broker or other nominee if you wish to change your vote.

Proxies

If you provide specific voting instructions on your proxy card or when voting via the Internet or by telephone, your shares will be voted at the Annual Meeting in accordance with your instructions. If you hold shares in your name and execute a proxy (either by submitting it via the Internet or telephone or signing and returning a proxy card) without making individual selections, your shares will be voted in accordance with the recommendations of our board of directors, which are:

•	“For” election of each of the nominees to our board of directors listed in the proxy materials;

•	“For” ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

•	“For” the approval of the compensation of our named executive officers; and

•	“For” an advisory vote every year on the compensation of our named executive officers.

At this time, we are unaware of any matters, other than those set forth above, that may properly come before the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, the holders of proxies solicited by this proxy statement, or their duly constituted substitutes acting at the Annual Meeting and any adjournment or postponement thereof, will be deemed authorized to vote or otherwise act on such matters in accordance with their judgment.

The holders of proxies solicited by this proxy statement, or their duly constituted substitutes acting at the Annual Meeting and any adjournment or postponement thereof, may propose and vote for one or more adjournments or postponements of the Annual Meeting, including adjournments or postponements to permit further solicitations of proxies. Proxies solicited may be voted only at the Annual Meeting and any adjournment or postponement thereof and will not be used for any other meeting of our stockholders.

Broker Non-Votes

A “broker non-vote” occurs when a nominee (typically a broker or bank) holding shares for a beneficial owner (typically referred to as shares being held in “street name”) submits a proxy for those shares, but indicates on the proxy that it does not have authority to vote those shares on particular proposals because it has not received specific voting instructions from the beneficial owner for those proposals. Under the rules of the New York Stock Exchange, or NYSE, brokers and other nominees have discretion to vote shares held in street name on “routine” matters but lack such discretion with regard to “non-routine” matters. The ratification of the appointment of RSM US LLP as our independent registered public accounting firm for fiscal year 2019 is considered a routine matter and, as such, brokers and other nominees may vote on that proposal in the absence of specific instructions from the beneficial owner. The other proposals described in this proxy statement are considered non-routine matters and brokers and other nominees do not have discretionary authority to vote on such proposals.

Quorum and Required Votes

A majority of the aggregate number of shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the Annual Meeting and for any action to be taken at the Annual Meeting. If you submit a properly executed proxy via the Internet or by telephone or mail, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Broker non-votes will also be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting.

Proposal 1: The affirmative vote of the holders of a majority of the shares of our common stock having voting power present in person or represented by proxy at the Annual Meeting is required for the election of each director nominee. This majority voting standard means that a director nominee will be elected if the number of shares voted “For” that director nominee exceeds the aggregate number of shares voted “Against” and that “Abstain” from voting with respect to that director nominee. As a result, an abstention will have the same effect as a negative vote. Broker non-votes will not be counted toward the vote total and therefore will have no effect on the outcome of this proposal. In accordance with our corporate governance guidelines, each of our incumbent directors tendered his resignation in advance of being nominated for election at the Annual Meeting, with the effectiveness of such resignation subject to and contingent upon (a) the director’s failure to receive a sufficient number of votes for re-election at the Annual Meeting and (b) our board of directors’ acceptance of the resignation. Accordingly, the continued service on our board of directors by any director who is not re-elected because he does not receive the requisite affirmative votes at the Annual Meeting will be subject to our board of directors’ determination as to whether to accept or reject his resignation. Our board of directors will take into account and consider the voting results at the Annual Meeting but has sole discretion to determine whether or not to accept the resignation.

Proposal 2: The affirmative vote of the holders of a majority of the shares of our common stock having voting power present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2019. An abstention will have the same effect as a negative vote. Brokers and other nominees generally will have discretionary authority to vote on this proposal because it is considered a routine matter under NYSE rules; therefore, we do not expect any broker non-votes with respect to this proposal.

Proposal 3: The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve, on an advisory basis, the compensation of our named executives. An abstention will have the same effect as a negative vote. Broker non-votes will not be counted toward the vote total and therefore will have no effect on the outcome of this proposal.

Proposal 4: The alternative (1 year, 2 years or 3 years) that receives the greatest number of “FOR” votes will be designated as the stockholders’ preferred frequency of stockholder advisory votes on the compensation of our named executive officers. Neither abstentions nor broker non-votes will be counted toward the vote total and therefore will have no effect on the outcome of this proposal.

Solicitation of Proxies

We are soliciting proxies from our stockholders on behalf of our board of directors and will pay for all costs incurred in connection with the solicitation. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from our stockholders in person or by telephone, facsimile, email or other electronic methods without additional compensation other than reimbursement for their actual expenses.

We may retain a proxy solicitation firm to assist us in the solicitation of proxies for the Annual Meeting. We would pay such firm, if any, customary fees, which we do not expect would exceed $20,000 and would reimburse the firm for its reasonable out-of-pocket expenses.

Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

If You Receive More Than One Proxy Card

If you receive more than one proxy card, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, please mark your votes and date, sign and return each proxy card, or vote your proxy via Internet or by telephone as instructed on each proxy card.

Householding Information

The SEC has adopted rules that permit brokers, banks and other nominees to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single copy of such document addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers and other nominees with account holders who are our stockholders may be “householding” the proxy materials. This means that only one copy of this proxy statement and our annual report may have been sent to multiple stockholders in a household. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report from the other stockholder(s) sharing your address, please (i) notify your broker or other nominee, (ii) direct your written request to Savara Inc., 6836 Bee Cave Road, Building III, Suite 200, Austin, TX 78746, Attention: Corporate Secretary or (iii) contact us by phone at (512) 961-1891. We undertake to deliver promptly, upon any such oral or written request, a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should notify their broker or other nominee, or contact our corporate secretary at the above address or phone number.

If you have any questions about voting your shares, please contact us at (512) 961-1891.

Explanatory Note Regarding Our Merger with Mast Therapeutics, Inc.

On April 27, 2017, our company, Savara Inc. (formerly known as Mast Therapeutics, Inc.), completed its business combination with Aravas Inc., a private clinical-stage specialty pharmaceutical company formerly known as Savara Inc. focused on the development and commercialization of novel therapies for the treatment of serious or life-threatening rare respiratory diseases (“Private Savara”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of January 6, 2017, by and among Savara, Victoria Merger Corp., and Private Savara (the “Merger”). The resulting combined company changed its name to Savara Inc. and continued the business of Private Savara as the principal business of the combined entity. We refer to Mast Therapeutics, Inc. prior to the Merger as “Mast.” In connection with the Merger, the management team of Mast was replaced with the management team of Private Savara, and a majority of the board of directors of Mast was replaced with the directors of Private Savara.

BOARD OF DIRECTORS

The current members of our board of directors, their ages as of April 1, 2019, their committee assignments, and the month and year in which they commenced service on our board, are as follows:

Name	Age	Committee Membership	Director Since
Robert Neville	53	None	April 2017

Nevan Elam	51	Compensation Committee (Chair)	April 2017

Richard J. Hawkins	70	Audit Committee	April 2017

Joseph S. McCracken	65	Compensation Committee Nominating & Governance Committee	April 2017

Matthew Pauls	48	Compensation Committee Nominating & Governance Committee	October 2015

Yuri Pikover	57	Audit Committee Nominating & Governance Committee (Chair)	April 2017

David A. Ramsay	54	Audit Committee (Chair)	June 2011

Our certificate of incorporation and bylaws, provide that each director elected or appointed to our board of directors shall hold office until the next annual meeting of stockholders following such election or appointment and until the director’s successor is elected and qualified, or until the director’s earlier resignation or removal. Our bylaws provide that vacancies on our board of directors, including those resulting from an increase in the authorized number of directors, may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director. Any director appointed as a result of a vacancy holds office until the next annual meeting of stockholders and until a successor is elected and qualified. Pursuant to our bylaws, the authorized number of directors may be not less than three nor more than nine, with the exact number, which currently is seven, to be fixed by resolutions adopted from time to time by our board of directors. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the seven nominees named in this proxy statement.

NOMINEES FOR ELECTION TO THE BOARD

Each of our current directors has been nominated for election to our board of directors. The paragraphs below provide information about each such director nominee. There are no family relationships among any of our directors and executive officers.

Robert Neville. Mr. Neville has served as our Chairman and Chief Executive Officer since April 2017 and previously served as the Chairman and CEO of Private Savara since he co-founded the company in June 2008. Mr. Neville has extensive operational and development experience spanning more than 25 years across a number of sectors, including the life sciences industry. Prior to co-founding Private Savara, Mr. Neville founded and served as CEO at Evity, Inc., a developer of web-based applications, which was subsequently sold to BMC Software, Inc., from June 1998 to May 2000. In 2018, Mr. Neville was honored as a winner of the Life Science category of the Ernst & Young Entrepreneur of the Year award for the Central Texas Region; based on his work at Private Savara and Evity, Mr. Neville was previously honored as a two-time finalist for the award. Mr. Neville holds a post-graduate Engineering degree from the University of Natal South Africa. We believe Mr. Neville’s experience as our Chief Executive Officer and his previous service in executive positions at various companies qualifies him to serve on the board of directors.

Nevan Elam. Mr. Elam has served as a member of our board of directors since April 2017 and served as a member of the Private Savara board of directors beginning in February 2009. Mr. Elam is currently the President, Chief Executive Officer and Chairman of Rezolute Inc. (formerly AntriaBio, Inc.), a biopharmaceutical company focused on developing novel extended release therapies. Prior to his tenure at Rezolute which began in October 2012, Mr. Elam served for three years as the Chief Executive Officer and President of AeroSurgical Ltd., a medical device company operating out of Ireland. Prior to his service with AeroSurgical Ltd., Mr. Elam was Head of the Pulmonary Business Unit and Senior Vice President of Nektar Therapeutics. Earlier in his career he was a founder and Chief Financial Officer of E2open as well as a Partner in the corporate practice of the law firm of Wilson Sonsini Goodrich & Rosati, P.C. In addition to serving on the Rezolute Board of Directors, he also serves on the Board of Directors of Softhale NV in Belgium. Mr. Elam received his Juris Doctorate from Harvard Law School and a Bachelors of Arts from Howard University. We believe Mr. Elam’s broad experience with pharmaceutical companies, including advising them of their unique legal and regulatory obligations, qualifies him to serve on the board of directors.

Richard J. Hawkins. Mr. Hawkins has served as a member of our board of directors since April 2017 and served as a member of the Private Savara board of directors beginning in October 2010. Since September 2010, Mr. Hawkins has served as President and Chief Executive Officer of Lumos Pharma, Inc., a clinical stage biotechnology company focused on bringing novel therapies to patients with severe, rare, and genetic diseases, whose medical needs are unmet. In addition, Mr. Hawkins currently serves on the board of directors of several life sciences companies, including Cytori Therapeutics, Inc. (NASDAQ: CYTX), and previously served on the board of directors of SciClone Pharmaceuticals, Inc. until its acquisition in October 2017. From 2000 to 2010, Mr. Hawkins, founded and advised numerous pharmaceutical companies including Sensus, where he served as co-founder and Chairman until it was sold to Pfizer. From 1981 to 2000, Mr. Hawkins was founder, President and CEO of Pharmaco and guided the company’s growth to over 2,000 employees. The company later merged with PPD of Wilmington, NC to form PPD Pharmaco, one of the largest clinical contract research organizations in the world. Mr. Hawkins received his Bachelor of Science in Biology from Ohio University. We believe Mr. Hawkins’s experience in the pharmaceutical and life sciences industries as well as his broad management experience qualify him to serve on the board of directors.

Joseph S. McCracken. Dr. McCracken has served as a member of our board of directors since April 2017 and served as a member of the Private Savara board of directors beginning in October 2013 and currently advises biopharmaceutical companies on the design and implementation of corporate strategy and business development initiatives. Dr. McCracken also serves on the boards of biopharmaceutical companies, including Alkahest, Inc., EdiGENE Corporation, Kindred Biosciences, Inc. (NASDAQ: KIN), and Regimmune Inc. From July 2011 to September 2013, Dr. McCracken was Vice President and Global Head of Business Development & Licensing for Roche Pharma, a research-focused healthcare company, where he was responsible for Roche Pharma’s global in-licensing and out-licensing activities. From October 2009 until July 2011 he was General Manager, Roche Pharma Japan & Asia Regional Head, Roche Partnering. Prior to joining Roche Pharma, Dr. McCracken held the position of Vice President, Business Development at Genentech for more than 10 years, and previously held similar positions at Aventis Pharma and Rhone-Poulenc Rorer. Dr. McCracken holds a Bachelor of Science in Microbiology, a Master of Science in Pharmacology and a Doctorate of Veterinary Medicine from The Ohio State University. We believe Dr. McCracken’s extensive experience in the biotechnology and pharmaceutical industries qualifies him to serve on the board of directors.

Matthew Pauls. Mr. Pauls has served as a member of our board of directors since October 2015. Mr. Pauls currently serves as President and Chief Executive Officer of Strongbridge Biopharma plc (NASDAQ: SBBP), a biopharmaceutical company focused on therapies that target rare diseases, a position he has held since August 2014. He also has served as a member of the board of directors of Strongbridge since September 2015. In addition to Strongbridge, Mr. Pauls serves on the board of directors of Egalet Corporation (OTCQX: ZCOR), a specialty pharmaceutical company focused on developing, manufacturing and commercializing innovative treatments for pain. Prior to Strongbridge, from April 2013 to August 2014, Mr. Pauls was Chief Commercial Officer of Insmed, Inc. (NASDAQ: INSM), a publicly traded global biopharmaceutical company focused on rare diseases. Prior to Insmed, Mr. Pauls worked at Shire Pharmaceuticals, a global specialty biopharmaceutical company, from 2007 to April 2013, most recently as Senior Vice President, Head of Global Commercial Operations from May 2012 to April 2013. Earlier in his career, from 1997 to 2007, Mr. Pauls held senior positions at Bristol-Myers Squibb in Brand Management and Payor Marketing and at Johnson & Johnson in various U.S. and global commercial roles. Mr. Pauls also Mr. Pauls holds B.S. and M.B.A. degrees from Central Michigan University and a J.D. from Michigan State University College of Law. We believe Mr. Pauls’ leadership experience and extensive commercialization, strategic planning and operations experience in the biopharmaceutical industry and particularly with therapies for rare diseases qualify him to serve as a member of the board of directors.

Yuri Pikover. Mr. Pikover has served as a member of our board of directors since April 2017 and served as a member of the Private Savara board of directors beginning in October 2013. Since 1999 Mr. Pikover has served as Managing Director of 37Ventures, LLC, a boutique venture fund focusing on growing early-stage startups. From 1999 to 2002 Mr. Pikover was Chairman and Chief Executive Officer of Access360. From 1993 to 1999, Mr. Pikover was co-founder and Executive Vice President of Xylan and helped lead the fast growing organization in going public in 1996 and in its acquisition by Alcatel in 1999. We believe Mr. Pikover’s extensive experience as an investor and board member in pharmaceutical and life sciences companies and his knowledge gained from service on such boards qualify him to be a member of the board of directors.

David A. Ramsay. Mr. Ramsay has served as member of our board of directors since June 2011. From February 2018 to October 2018, Mr. Ramsay served as Senior Vice President and Chief Financial Officer of Bonti, Inc., a private, clinical stage biotechnology company focused on the development and commercialization of neurotoxin products for therapeutic and aesthetic applications. Mr. Ramsay served as Chief Financial Officer of Halozyme Therapeutics, Inc. (NASDAQ: HALO), a biotechnology company developing and commercializing novel oncology therapies, from May 2013 until his retirement in July 2015 and from 2003 to May 2009. He also served as Halozyme’s Vice President, Corporate Development from May 2009 to May 2013. Mr. Ramsay currently provides consulting services to biotechnology companies, both publicly traded and privately-held. From 2000 to 2003, Mr. Ramsay was Vice President, Chief Financial Officer of Lathian Systems, Inc., a provider of technology-based sales solutions for the life science industry. From 1998 to 2000, he was with Valeant Pharmaceuticals International, Inc. (formerly ICN Pharmaceuticals, Inc.), a multinational specialty pharmaceutical company, where he served as Vice President, Treasurer and Director, Corporate Finance. Mr. Ramsay began his career at Deloitte & Touche, where he obtained his CPA license. Mr. Ramsay holds a B.S. in business administration from the University of California, Berkeley and a M.B.A. with a dual major in finance and strategic management from The Wharton School at the University of Pennsylvania. We believe Mr. Ramsay’s significant experience as chief financial officer of life science companies, particularly his experiences at Halozyme during its successful development and its commercialization of its first products, and at a large audit and financial advisory firm, qualify him to serve on the board of directors.

CORPORATE GOVERNANCE

Director Independence

Our board of directors has determined that each of our directors other than Robert Neville is independent as defined under the NASDAQ Stock Market listing standards.

Board Committees

Our board of directors currently has an audit committee, compensation committee and nominating and governance committee.

Audit Committee. The Audit Committee of our board of directors was established by our board of directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”) to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:

•

appointing and providing for the compensation of the independent registered public accounting firm to be engaged to prepare and issue an audit report and perform other audit, review or attest services;

•	approving any other permissible non-audit services to be provided by the independent auditor;

•	overseeing the work and evaluating the performance of the independent auditor, and, if so determined by the audit committee, terminating and replacing the independent auditor;

•	reviewing and discussing, including with management and the independent auditor, the annual and quarterly financial statements;

•	reviewing any proposed significant changes to accounting principles and practices;

•	reviewing any material changes to the system of internal control over financial reporting;

•

if applicable, reviewing management’s report on effectiveness of internal control over financial reporting and the independent auditor’s audit of the effectiveness of Savara’s internal control over financial reporting;

•	establishing a procedure for receipt, retention and treatment of any complaints or concerns received by Savara about accounting, internal accounting controls or auditing matters;

•	reviewing, approving and overseeing any related party transaction that would require disclosure pursuant to Item 404 of Regulation S-K;

•	overseeing the implementation and enforcement of our insider trading policy; and

•	reviewing and evaluating any significant financial risk exposures facing Savara and the steps our management has taken to control and monitor such exposures.

Savara’s management has the primary responsibility for our consolidated financial statements and the reporting process including our system of internal accounting and financial controls.

The Audit Committee consists of Mr. Ramsay, who serves as its chairman, Mr. Pikover and Mr. Hawkins. Our board of directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all current members of the Audit Committee are independent as currently defined by listing standards and Rule 10A-3 of the Exchange Act. Our board of directors has also determined that Mr. Ramsay qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.

Compensation Committee. The Compensation Committee of our board of directors acts on behalf of our board of directors to review, adopt or recommend for adoption, and oversee Savara’s compensation strategy, policies, plans and programs. For this purpose, the Compensation Committee performs several functions, including, among other things:

•

reviewing and recommending to our board of directors for its determination and approval the amount, form and terms of compensation of our Chief Executive Officer and other “officers” (as such term is defined under the NASDAQ listing standards);

•	reviewing and making recommendations to our board of directors regarding our overall compensation strategy and policies;

•

reviewing and making recommendations regarding Savara’s equity and/or cash incentive plans and other benefit plans and, to the extent as may be permitted or required under such plans, the committee has the power and authority to administer the plans, establishes guidelines, interpret plan documents, select participants, and approve grants and awards thereunder;

•

granting equity awards to non-officer employees and consultants in accordance with the terms of Savara’s equity incentive plan and to establish compensation policies and practices applicable to non-officer employees;

•

evaluating the relationship between executive officer compensation policies and practices and corporate risk management to confirm those policies and practices do not incentivize excessive risk-taking;

•	evaluating and making recommendations to our board of directors regarding the compensation of non-employee directors;

•

retaining, obtaining the advice of, engaging, compensating and terminating compensation consultants, legal counsel and such other advisors as it deems necessary and advisable to assist it in carrying out its responsibilities and functions; and

•	appointing, compensating and overseeing the work of any of its compensation consultants, legal counsel and other advisors.

The Compensation Committee consists of Mr. Elam, who serves as its chairman, Dr. McCracken and Mr. Pauls. All members of the Compensation Committee are independent as currently defined under the NASDAQ listing standards and Rule 10C-1 of the Exchange Act.

Nominating and Governance Committee. The Nominating and Governance Committee of our board of directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of Savara (consistent with criteria approved by our board of directors), reviewing and evaluating incumbent directors, selecting or recommending to our board of directors for selection candidates for election to the board, making recommendations to our board of directors regarding the membership of the committees of the board, assessing the performance of the board, and developing a set of corporate governance principles for Savara. The responsibilities of the Nominating and Governance Committee relating to the nomination of directors include, among other things, the following:

•	identifying and recommending to our board of directors nominees for possible election to the board;

•	evaluating and making recommendations to our board of directors regarding its size, composition and leadership structure;

•	reviewing and assessing Savara’s corporate governance guidelines and recommending any proposed changes thereto to our board of directors;

•	reviewing and making recommendations to our board of directors regarding issues of executive officer succession planning and providing oversight with respect to corporate governance matters.

The Nominating and Governance Committee currently consists of Mr. Pikover, who serves as its chairman, Dr. McCracken and Mr. Pauls. Mr. Elam served on the Nominating and Governance Committee from April 2017 to March 2018. Mr. Pauls was appointed to the Nominating and Governance Committee in March 2018. All members of the Nominating and Governance Committee are independent as currently defined in NASDAQ listing standards.

Our board of directors may from time to time establish other committees. Charters for the audit committee, the compensation committee and the nominating and governance committee, as well as our corporate governance guidelines, are posted on our corporate website at: https://savarapharma.com/investors/corporate-governance/.

Meetings of the Board and its Committees

As required under applicable listing standards and our corporate governance guidelines, our board of directors meets on a regular basis to fulfill its responsibilities, including at least once each quarter, and our independent directors meet at least annually in executive session outside the presence of non-independent directors and management. During 2018, our board of directors met four times, the audit committee met four times, the compensation committee met two times and the nominating and governance committee met one time. Each member of our board of directors who is nominated for election at the Annual Meeting who served on our board during all or part of 2018 attended 75% or more of the aggregate of (i) the total number of board meetings held during the period of such member’s service and (ii) the total number of meetings of committees on which such member served during the period of such member’s service.

Board Leadership Structure and Role in Risk Oversight

Robert Neville currently serves as both the chairman of our board of directors and as our chief executive officer. We believe that combining the roles of chairman and chief executive officer promotes unification and direction, allowing for increased operational effectiveness and strong, efficient, leadership. We believe Mr. Neville is best positioned to identify strategic priorities, lead critical discussion and execute our business plans. We believe that the leadership structure of our board of directors and its committees provides independent oversight that balances Mr. Neville’s combined role, which helps ensure a strong, independent, and active board of directors.

Our corporate governance guidelines do not require our board of directors to combine the roles of chairman and chief executive officer, but our board of directors believes this leadership structure is the appropriate structure for our company at this time. Pursuant to our corporate governance guidelines, our board of directors may choose its chair in any manner that it deems to be in the best interests of our company. In the future, our board of directors may designate an independent director to serve as a lead independent director, with the responsibilities specified in our corporate governance guidelines.

Our board of directors is responsible for oversight of risks facing our company, while our management is responsible for day-to-day management of risk. Our board of directors as a whole directly administers its risk oversight function. In addition, the risk oversight function is also administered through the committees of our board of directors, which oversee risks inherent in their respective areas of responsibility, reporting to our board of directors regularly and involving the board as necessary. For example, the audit committee oversees our financial exposure and financial reporting related risks, and the compensation committee reviews risks related to our compensation programs and practices and makes recommendations to our board regarding oversight of such risks. Our board of directors as a whole directly oversees our strategic and business risk, including product development risk, through regular interactions with our management. We believe our board’s leadership structure supports its role in risk oversight, with our executive officers responsible for assessing and managing risks facing our company on a day-to-day basis and the members of our board of directors providing oversight of such risk management.

Director Resignation Policy

Under Delaware law, an incumbent director may remain in office notwithstanding the failure to receive the required vote for re-election until the director’s successor is duly elected. To address this “holdover rule,” our corporate governance guidelines include a director resignation policy whereby our board of directors will nominate for re-election only those directors who tender an irrevocable, contingent resignation in writing to the chair of our board. The resignation becomes effective only if (a) the director fails to receive a sufficient number of votes for re-election at a meeting of stockholders at which director elections are held and (b) our board of directors accepts the resignation. If a director fails to receive the required vote for re-election, the nominating and governance committee, or such other committee designated by our board of directors, which we refer to as the “reviewing committee,” will act promptly to consider the director’s resignation and recommend to the full board of directors whether to accept or reject the resignation, or whether other action should be taken. Our board of directors expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. In considering whether to accept or reject a director’s resignation, each of the reviewing committee and our board of directors may consider any factors it deems relevant. Within 90 days after the date of the certification of the election results for the applicable stockholders’ meeting, our board of directors will act on the resignation, taking into account the reviewing committee’s recommendation, and publicly disclose its decision.

Prohibition on Hedging and Speculative Transactions Involving our Securities

As part of our insider trading policy, our directors and employees (including our executive officers) and designated consultants, advisors and contractors to our company are prohibited from engaging in speculative transactions involving our securities, including short sales, “sales against the box” or any equivalent transaction involving our securities (or the securities of any of our customers, vendors, suppliers or other business partners). In addition, as part of our insider trading policy, our directors, officers and other employees and consultants, advisors and contractors to our company are prohibited from engaging in hedging or derivative transactions involving our securities, such as “cashless” collars, forward sales, equity swaps and other similar or related transactions. Further, our insider trading policy states that our directors and employees (including our executive officers) and other persons subject to the policy are not permitted to hypothecate or pledge our securities to secure a loan and that they cannot purchase our securities “on margin” (that is, borrow funds to purchase securities, including in connection with exercising any stock options).

DIRECTOR NOMINATIONS

Criteria for Board Membership and Process for Identifying and Evaluating Nominees

In recommending candidates for appointment or election to our board of directors, the Nominating and Governance Committee considers the appropriate balance of experience, skills and characteristics required of our board of directors and seeks to ensure that at least a majority of the directors are independent under NASDAQ listing standards and that the board’s Audit Committee and Compensation Committee will be comprised of directors who meet applicable NASDAQ listing standards and SEC rules regarding qualifications to serve on such committees. Candidates for director are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, willingness to devote adequate time to board duties, the interplay of the candidate’s experience and skills with those of other directors and the extent to which the candidate would be a desirable addition to our board and any of its committees. Directors generally will not be nominated for re-election at any annual or special meeting held after their 80th birthday. In addition, our corporate governance guidelines require that directors limit their service on boards of directors of public companies to a total of four (including service on our board). Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of our company and its stockholders.

The Nominating and Governance Committee does not have a policy regarding board diversity, but it recognizes the importance of diversity to a well-functioning board. When identifying and selecting director nominees, it takes into account diversity of background, skills, professional experience and perspective within the pharmaceutical and biotechnology industries. The Nominating and Governance Committee is committed to ensuring that the board reflects a diverse range of viewpoints, and it is currently evaluating potential candidates and has plans to recommend the appointment of a woman to the board if a suitable candidate is identified.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews these directors’ overall service to the company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards and applicable SEC rules and regulations. The Nominating and Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors. The Nominating and Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee by majority vote which is typically recommended to the full board of directors.

Stockholder Recommendations

The Nominating and Governance Committee will consider director candidates recommended by stockholders. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to our board of directors may do so by delivering a written recommendation to the Nominating and Governance Committee at the following address: c/o Savara Inc., 6836 Bee Cave Road, Building III, Suite 200, Austin, TX 78746, Attn: Corporate Secretary. Submissions must include the following information: the name, age, business address and residence address of the proposed nominee; a statement of the proposed nominee’s business experience and educational background; the proposed nominee’s principal occupation or employment; the class and number of shares of our capital stock beneficially owned by the proposed nominee; a detailed description of all relationships, arrangements or understandings between the proposing stockholder and the proposed nominee and any other person or persons (naming such person or persons) pursuant to which such proposed nomination is being made by the stockholder; a detailed description of all relationships, arrangements or understandings between the proposed nominee and any service-provider or supplier to, or competitor of Savara’s; information regarding each of the criteria for board membership described above in sufficient detail to allow the Nominating and Governance Committee to evaluate the proposed nominee; and a statement from the proposed nominee that he or she is willing to be considered and willing to serve as a director if nominated and elected. The proposing stockholder must also include the following information with respect to such stockholder: documentation supporting that the proposing stockholder is a stockholder of Savara; the proposing stockholder’s name and address, as they appear on Savara’s books; and the class and number of shares of Savara’s capital stock beneficially owned by the proposing stockholder. If a stockholder submits a director recommendation in compliance with the procedure described above, the Nominating and Governance Committee will conduct an initial evaluation of the proposed nominee and, if it determines the proposed nominee may be a qualified candidate, the nominating and governance committee and one or more members of the management team will interview the proposed nominee to determine whether he or she might be suitable to be a director. If the Nominating and Governance Committee determines the proposed nominee would be a valuable addition to our board of directors, based on the criteria for board membership described above and the specific needs of the board at the time, it will recommend to the board such person’s nomination. In connection with its evaluation, the Nominating and Governance Committee may request additional information from the proposed nominee and/or the proposing stockholder.

Separately, our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the board at Savara’s annual meeting of stockholders. Such nominations may be made only if the stockholder has given timely written notice to the company’s corporate secretary containing the information required by our bylaws. To be timely, such notice must be received at Savara’s principal executive offices not earlier than the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), except that if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days earlier or later than such anniversary date, such notice must be received not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the date on which Savara first publicly announces the date of such meeting.

COMMUNICATIONS WITH DIRECTORS

Stockholders who wish to communicate with our board of directors or an individual director may do so by sending a written communication addressed to the board or an individual director to: Savara Inc., 6836 Bee Cave Road, Building III, Suite 200, Austin, TX 78746, Attention: Investor Relations. Submitting stockholders should indicate they are a stockholder of our company. Depending on the subject matter, investor relations will: forward the inquiry to the chair of our board of directors, who may forward the inquiry to a particular director if the inquiry is addressed to a particular director; forward the inquiry to the appropriate personnel within our company (for instance, if it is primarily commercial in nature); attempt to handle the inquiry directly (for instance, if it is a request for information about our company or a stock-related matter); or not forward the inquiry, if it relates to an improper or inappropriate topic or is otherwise irrelevant.

Any stockholder who wishes to communicate with our board of directors to report complaints or concerns related to accounting, internal accounting controls or auditing may submit a report telephonically or through a web-based system via the toll-free telephone number or the internet address provided in our Code of Business Conduct and Ethics, which is available on our corporate website at www.savarapharma.com.

We encourage but do not require our directors to attend our annual meetings of stockholders. Mr. Neville was the only director serving on our board at the time of our 2018 annual meeting of stockholders who attended the annual meeting.

EXECUTIVE OFFICERS

Our current executive officers, their ages and positions held as of April 1, 2019, are as follows:

Name	Age	Title
Robert Neville	53	Chairman and Chief Executive Officer
Taneli Jouhikainen	52	President and Chief Operating Officer
David Lowrance	51	Chief Financial Officer and Secretary

Biographical Information

Robert Neville. For biographical information regarding Mr. Neville, see “Nominees for Election to the Board” above.

Taneli Jouhikainen. Dr. Jouhikainen has served as our President and Chief Operating Officer since April 2017. Dr. Jouhikainen is a co-founder of Private Savara and served as Chief Operating Officer of the company beginning in October 2009 and President beginning in December 2014. From October 2006 until September 2009, he served at Akela Pharma, Inc., a public clinical stage specialty pharmaceutical company focused on orphan drugs and inhalation products, first as Head of Corporate Development, and subsequently as interim CEO until the company’s merger with Nventa Biopharmaceuticals. From January 2004 to September 2006, he served as President of LAB Pharma Oy, and Head of the Drug Development Business Unit of its parent company, LAB International, Inc., a public clinical stage specialty pharmaceutical company. From January 2001 to January 2004, he served at Focus Inhalation Oy, a clinical stage specialty pharmaceutical company focusing on inhaled products, first as Vice President of Business Development & Strategy, and subsequently as President and Chief Executive Officer, until the merger of Focus Inhalation with LAB International, Inc. From May 1994 to December 2000, he served at Schering AG, a global pharmaceutical company, first as Research Manager, and subsequently as Head of Clinical Development. Dr. Jouhikainen holds an MD and a Ph.D. in hematology and immunology from the University of Helsinki, and an MBA from the Helsinki School of Economics.

David Lowrance. Mr. Lowrance has served as our Chief Financial Officer since April 2017 and Secretary since July 2017. Mr. Lowrance served as Private Savara’s Chief Financial Officer beginning in November 2016. From September 2014 to October 2016, Mr. Lowrance served as the Chief Financial Officer and Treasurer of Edgemont Pharmaceuticals, a fully-integrated specialty pharmaceutical company with multiple marketed products in the CNS space. From April 2011 to September 2014, Mr. Lowrance served as the Chief Financial Officer and Secretary of Acucela Inc., a clinical stage biotechnology company that specializes in ophthalmic therapeutics, where he was responsible for overseeing all aspects of Acucela’s day-to-day operations, business development and growth endeavors, investor relations and corporate communications. While at Acucela, Mr. Lowrance helped lead a $162 million international IPO, with a listing on the Tokyo Stock Exchange. From March 2003 to April 2011, Mr. Lowrance was Vice President and Chief Financial Officer of Cumberland Pharmaceuticals Inc. (NASDAQ: CPIX), a specialty pharmaceutical company focused on commercializing branded prescription products, where he oversaw all aspects of finance and accounting, business and growth strategy and product development. Mr. Lowrance, a CPA, holds a B.B.A. in Accounting from the University of Georgia.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of April 1, 2019 (the “Evaluation Date”), or an earlier date for information based on filings with the SEC, by (a) each person known to us to beneficially own more than 5% of the outstanding shares of our common stock, (b) each director and nominee for director, (c) each of the named executive officers listed in the summary compensation table included in this proxy statement, and (d) all of our current directors and executive officers as a group. Percent of beneficial ownership is based on 35,830,240 shares of our common stock outstanding as of the Evaluation Date.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of the Evaluation Date, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each stockholder listed is: c/o Savara Inc., 6836 Bee Cave Road, Building III, Suite 200, Austin, TX 78746.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Outstanding
Principal Stockholders:
Entities affiliated with Zambon SpA (1)	4,693,540	13.1%
Persons and entities affiliated with Farallon Capital Management LLC (2)	3,200,000	8.7%
Persons and entities affiliated with Consonance Capital Management LP (3)	3,093,690	8.6%
Blackrock, Inc. (4)	2,199,980	6.1%
Persons and entities affiliated with Great Point Partners, LLC (5)	1,819,195	5.1%
Serenova A/S	1,965,400	5.5%
Directors and Named Executive Officers:
Robert Neville (6)	913,034	2.5%
Nevan Elam (7)	60,584	*
Richard J. Hawkins (8)	58,240	*
Joseph S. McCracken (9)	103,643	*
Matthew Pauls (10)	5,400	*
Yuri Pikover (11)	473,381	1.3%
David A. Ramsay (12)	28,320	*
Taneli Jouhikainen (13)	587,741	1.6%
David Lowrance (14)	110,342	*
All current executive officers and directors as a group (9 persons) (15)	2,340,685	6.5%

*	Represents beneficial ownership of less than 1% of the shares of Common Stock.
1)

The information as to beneficial ownership is based on a Schedule 13G filed June 29, 2017 with the SEC on behalf of Zambon SpA and Zambon Company SpA (collectively, the “Zambon Reporting Persons”). The Schedule 13G states that the Zambon Reporting Persons have sole voting and dispositive power over 4,693,540 shares. The address of each of the Zambon Reporting Persons is Via Lillo del Duca, 10, Bresso, MI 20091, Italy.

2)

The information as to beneficial ownership is based on a Schedule 13G/A filed on February 14, 2019 with the SEC on behalf of Farallon Capital Management, LLC and the following associated persons and entities:

Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Four Crossings Institutional Partners V, L.P., Farallon Capital Offshore Investors II, L.P., Farallon Capital (AM) Investors, L.P., Farallon Capital F5 Master I, L.P., Farallon Capital Management, L.L.C., Farallon Partners, L.L.C., Farallon Institutional (GP) V, L.L.C., and Farallon F5 (GP), L.L.C., Philip D. Dreyfuss, Michael B. Fisch, Richard B. Fried, David T. Kim, Monica R. Landry, Michael G. Linn, Rajiv A. Patel, Thomas G. Roberts, Jr., William Seybold, Andrew J. M. Spokes, John R. Warren and Mark C. Wehrly (collectively, the “Farallon Reporting Persons”). The Schedule 13G/A states that, collectively, the Farallon Reporting Persons have shared voting and dispositive power over 2,425,000 shares and warrants to purchase 775,000 shares. The address of the Farallon Reporting Persons is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, California 94111.
3)

The information as to beneficial ownership is based on a Schedule 13G/A filed February 14, 2019 with the SEC on behalf of Consonance Capital Management LP, Consonance Capital Opportunity Fund Management LP, Mitchell Blutt and Consonance Capman GP, LLC (collectively, the “Consonance Reporting Persons”). The Schedule 13G/A states that the Consonance Reporting Persons have shared voting and dispositive power over 3,093,690 shares. The address of each of the Consonance Reporting Persons is 1370 Avenue of the Americas, Floor 33, New York, NY 10019.

4)

The information as to beneficial ownership is based on a Schedule 13G filed February 8, 2019 with the SEC on behalf of Blackrock, Inc. The Schedule 13G states that Blackrock, Inc. has sole voting power over 2,159,938 shares and sole dispositive power over 2,199,980 shares. The address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

5)

The information as to beneficial ownership is based on a Schedule 13G filed February 14, 2019 with the SEC on behalf of Great Point Partners, LLC and the following associated persons: Dr. Jeffery R. Jay, MD and Mr. David Kroin (collectively, the “Great Point Reporting Persons”). The Schedule 13G states that the Great Point Reporting Persons have shared voting and dispositive power over 1,819,195 shares. The address of Great Point Reporting Persons is 165 Mason Street, 3rd Floor, Greenwich, CT 06830.

6)	Includes 415,006 shares issuable upon the exercise of options that are exercisable within 60 days of the Evaluation Date.
7)	Includes 38,902 shares issuable upon the exercise of options that are exercisable within 60 days of the Evaluation Date.
8)	Consists of 58,240 shares issuable upon the exercise of options that are exercisable within 60 days of the Evaluation Date.
9)

Includes (i) 43,353 shares issuable upon the exercise of options held by Dr. McCracken and (ii) 424 shares issuable upon the exercise of outstanding warrants, in each case that are exercisable within 60 days of the Evaluation Date.

10)	Includes 4,750 shares issuable upon the exercise of options that are exercisable within 60 days of the Evaluation Date.
11)

Includes 429,179 shares held by 37Ventures, LLC, and Mr. Pikover is managing director of 37Ventures, LLC. Also includes (i) 43,353 shares issuable upon the exercise of options held by Mr. Pikover and (ii) 849 shares issuable upon the exercise of outstanding warrants held by 37Ventures, LLC, in each case that are exercisable within 60 days of the Evaluation Date.

12)	Includes 4,750 shares issuable upon the exercise of options that are exercisable within 60 days of the Evaluation Date.
13)	Includes 395,172 shares issuable upon the exercise of options that are exercisable within 60 days of the Evaluation Date.
14)	Consists of 110,342 shares issuable upon the exercise of options that are exercisable within 60 days of the Evaluation Date.
15)

Includes 796,365 shares held of record by our directors and executive officers, 1,113,868 shares issuable upon the exercise of options held by our directors and executive officers that are exercisable within 60 days of the Evaluation Date, 1,273 shares issuable upon the exercise of warrants held by our directors and executive officers or their affiliates that are exercisable within 60 days of the Evaluation Date, and 429,179 shares held by entities over which our directors and executive officers may be deemed to have voting and dispositive power.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our audit committee’s charter requires that it reviews and approves any proposed related-party transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Savara had no related party transactions requiring disclosure under applicable SEC rules for the year ended December 31, 2018, and no such related party transaction is currently proposed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of our common stock, to file reports of securities ownership and changes in such ownership with the SEC. Our officers and directors and persons who own more than 10% of our common stock also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such reports furnished to us and written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements were timely met during the fiscal year ended December 31, 2018 except that Mr. Lowrance filed one late Form 4 in February 2018.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following Compensation Discussion and Analysis describes our compensation philosophy and the material elements of compensation in 2018 for our executive officers identified in the Summary Compensation Table below, who are referred to as our “Named Executive Officers” or “NEOs.” For the year ended December 31, 2018, our Named Executive Officers were:

•	Robert Neville, our Chief Executive Officer;

•	Taneli Jouhikainen, our President and Chief Operating Officer; and

•	David Lowrance, our Chief Financial Officer and Secretary.

Overview

We believe that hiring and retaining well performing executives is important to our ongoing success. Our executive compensation program is intended to attract and retain qualified executive officers and to align the interests of our executive officers with those of our stockholders by incentivizing and rewarding achievement of business objectives that Savara believes will enhance Savara’s value and by promoting commitment to long-term success. As a clinical-stage biopharmaceutical company, these objectives are to be accomplished primarily by positioning us to successfully execute our drug product development and regulatory approval efforts and to translate those efforts, over time, into revenues and income from commercialization of, or strategic collaborations with respect to, our product candidates. To that end, our executive compensation packages include a base salary to provide an element of income stability and security that compensates our executive officers for expected day-to-day performance, annual performance-based cash incentives to motivate our executive officers to achieve near-term corporate goals that are set by our board of directors and intended to enhance the value of our company, and significant long-term incentives in the form of stock-based compensation to further align the interests of our executive officers with those of our stockholders, reward long-term value-creation, and increase retention. The components of our executive compensation program also are intended to complement each other and offset risk of overemphasis on short-term goals to the detriment of long-term value creation.

Neither our board of directors nor the compensation committee of our board of directors (our “Compensation Committee”) has adopted any formal or informal policies or guidelines for allocating compensation between cash and non-cash compensation, or among different forms of non-cash compensation. The determination of the board of directors or Compensation Committee as to the appropriate use and weight of each component of executive compensation has been historically subjective, based on its view of the relative importance of each component in meeting our overall objectives.

Our Compensation Committee is responsible for designing our executive compensation program each year and recommending it for approval by our board of directors. The Compensation Committee considers a number of factors, including the input of our chief executive officer related to the compensation of executives other than himself. Additionally, our Compensation Committee engaged Setren, Smallberg & Associate (“Setren”), an independent executive compensation consultant, to assist in evaluating our compensation practices, including measuring the competitiveness of our compensation practices against an appropriate peer group. The Compensation Committee and Setren reviewed data from the Radford Life Science Index as well as the compensation practices of a peer group of comparable companies. The Compensation Committee also considered the change in responsibilities of our executive officers following the transition to a public company in 2017, the company’s performance and the performance of each of the executive officers. Based on that review, in December 2017, our Compensation Committee recommended, and our board of directors approved, compensation packages for our executive officers that included base salary and annual performance-based cash compensation targets for 2018. Achievement of the performance-based targets was evaluated by the Compensation Committee in December 2018. Additionally, in August 2018, our Compensation Committee recommended, and our board of directors approved, equity awards to each of our executive officers.

Factors for Determining 2018 Compensation

Performance

One of the primary objectives of our executive compensation program is to motivate our executive officers to achieve strategic goals that our board of directors believes will lead to short-term and long-term value creation for our stockholders. As discussed above, given the nature of our business and our life-cycle stage, these goals are largely tied to advancement of our product pipeline through the attainment of clinical and regulatory milestones, securing adequate funding, and managing our cash resources consistent with forecast and strategic plans. Although our board of directors establishes pre-approved goals in connection with setting the bonus targets, our board retains significant discretion to assess performance in a subjective, non-formulaic manner.

Competitive Assessment

Our board of directors and Compensation Committee believe that examining data from similarly situated companies in our industry and establishing a peer group and reviewing compensation packages offered and paid to similar positions of that peer group provide useful information in evaluating our executive compensation practices, including the structure and levels of compensation that will allow us to attract, retain and motivate our executive officers and also align their interests with those of our stockholders.

In the fourth quarter of 2017, in consultation with Setren, our Compensation Committee established a peer group for a market assessment of our executive compensation ahead of making its recommendations for changes in executive compensation. For purposes of comparison with other public companies, Setren established, and the Compensation Committee and our management approved, the following peer group:

• Rezolute, Inc.	• Corvus Pharmaceuticals, Inc.	• Protagonist Therapeutics, Inc.
• Aradigm Corporation	• Curis, Inc.	• Rigel Pharmaceuticals, Inc.
• Ardelyx, Inc.	• Fate Therapeutics, Inc.	• Stemline Therapeutics, Inc.
• Cascadian Therapeutics, Inc.	• Idera Pharmaceuticals, Inc.	• Strongbridge Biopharma plc
• Cidara Therapeutics, Inc.	• Immune Design Corp.	• Sucampo Pharmaceuticals, Inc.
• Codexis, Inc.	• Kura Oncology, Inc.	• Syndax Pharmaceuticals, Inc.
• Conatus Pharmaceuticals Inc. • Corium International, Inc.	• Peregrine Pharmaceuticals (now Avid Bioservices, Inc.)	• Voyager Therapeutics, Inc.

To effectively recruit, retain and motivate key employees, we believe our executive compensation must be competitive within the peer group in which we compete, while also aligned with the interest of our stockholders. The review conducted against similar positions in the peer group approved by our Compensation Committee indicated that actual total direct compensation levels for the NEOs were below the median. The information resulting from this market assessment was a factor in the Compensation Committee’s recommendations for changes in executive compensation at the end of 2017, which were intended to adjust the compensation of the executive officers to reflect the changes in responsibilities and transition to being executives of a publicly held company.

Executive Compensation Components

Base Salary

The purpose of the base salary component of our executive compensation program is to provide a level of income that allows us to attract and retain executive talent and mitigate pressure to focus on stock price performance to the detriment of other important aspects of our business by providing an element of income stability and security. The base salary represents fixed cash compensation recognizing individual performance, scope of responsibility, leadership skills and experience, and it compensates an executive for performing his or her job responsibilities on a day-to-day basis. The base salaries of our executive officers are initially established through arm’s-length negotiation at the time of hire. Base salaries are then reviewed at least annually by the

Compensation Committee and may be adjusted to realign with market levels after taking into account individual responsibilities, performance and experience. The Compensation Committee also evaluates an executive officer’s base salary in the context of the executive’s other compensation components to ensure that the executive’s compensation package is in line with our overall compensation philosophy and objectives as discussed above.

In December 2017, our Compensation Committee reconsidered the base salary levels of our named executive officers. The Compensation Committee considered the recommendations of Setren and reviewed data from the Radford Life Science Index and the compensation practices of a peer group of comparable companies. Their review considered, among other factors, that our levels of base salary reflected the prior private company compensation practices of Private Savara, which were established when Private Savara had limited cash resources prior to the Merger and subsequent public offerings and were not adjusted subsequent to the Merger to reflect the changes in responsibilities and the transition to being executives of a publicly held company. Following its review and consideration of the Setren recommendations and Radford data, the Compensation Committee recommended increases in the base salaries of our named executive officers to the board of directors as set forth below, which the board of directors approved. The changes were effective as of December 16, 2017.

Executive Officer	Salary
Robert Neville	$525,000
Taneli Jouhikainen	$525,000
Dave Lowrance	$365,000

Annual Cash Incentives

Although we do not have a written bonus plan, the board of directors sets performance targets annually for each of the named executive officers, and the named executive officers receive bonuses at the end of each year based on achievement of those targets. These bonuses are designed to motivate our executive officers to achieve near-term goals and are intended to reward the attainment of annual corporate and individual goals that we believe will enhance the long-term value of our company.

In December 2017, the Compensation Committee determined the target bonus amounts and the performance targets for 2018. The target amounts were 50% of base salary for each of the chief executive officer and chief operating officer and 35% of base salary for the chief financial officer. The total bonus opportunity was based on the achievement of certain performance goals. For Mr. Neville, the board determined that the achievement of companywide goals established by the chief executive officer and the board of directors would represent 100% of the target bonus award. For each of Dr. Jouhikainen and Mr. Lowrance, the board determined that the achievement of companywide goals established by the chief executive officer and the board of directors would represent 25% of the target bonus award, the achievement of individual performance measures would represent 50% of the award and 25% of the award would be determined at the discretion of the chief executive officer. For Dr. Jouhikainen, the individual performance measures consisted of objectives related to study activities, opportunities for fundraising, and business development. For Mr. Lowrance, the individual performance measures consisted of objectives related to financial reporting metrics, human resources activities, and the evaluation of internal company processes and the implementation of improvements to those processes.

The companywide goals for 2018 were intended to focus the management team on advancing the company’s product candidates and expanding its pipeline. Specifically, the fiscal 2018 corporate performance goals were:

•	Complete enrollment in the Molgradex IMPALA study in the third quarter;

•	Complete enrollment in the AeroVanc AVAIL trial in the fourth quarter;

•	Initiate a study of Molgradex in nontuberculous mycobacterial (NTM) lung infection in the first quarter and complete enrollment in the third quarter;

•	Release a commercial scale Good Manufacturing Practices (GMP) batch of Molgradex in the fourth quarter;

•	License a clinical stage asset by the second quarter;

•	Complete Sarbanes-Oxley compliance activities; and

•	Execute within the 2018 budget.

In December 2018, the Compensation Committee met to review performance against the 2018 corporate goals and to recommend bonus amounts to our board of directors. The Compensation Committee determined that six of the seven companywide performance targets had been met, which resulted in a payout of 86% of the portion of the amount of the bonus award that was based on the achievement of the companywide goals. In addition, it was determined that Dr. Jouhikainen achieved 63% of his applicable individual performance measures, and Mr. Lowrance achieved 90% of his applicable individual performance measures. With regard to the discretionary portion of the bonuses for Dr. Jouhikainen and Mr. Lowrance, it was determined that their individual performance merited receipt of the full discretionary portion of the bonus.

The following table sets forth the total awards recommended by the Compensation Committee and approved by our board of directors in December 2018:

Executive Officer	Bonus
Rob Neville	$225,750
Taneli Jouhikainen	$204,094
Dave Lowrance	$116,891

Long-Term Incentive Awards – Stock Options

We believe that stock-based compensation, such as stock options, serves to further align the interests of our executive officers with those of our stockholders, reward long-term value-creation, and increase retention, and it is therefore a significant element of our executive compensation. We typically grant options to our employees, including executives, upon the commencement of their employment and make additional grants on an annual basis as part of the annual review of performance and compensation. Option awards typically vest on a quarterly basis over a four-year period following the grant date. All option awards typically have a 10-year term.

Because vesting occurs over multiple years and only if the employee continues to be employed with us at the time of vesting and because a stock option becomes valuable only if our stock price is greater at the time an option is exercised than it was at the time the option was granted, our board of directors believes these equity awards encourage our employees to remain with our company, promote a long-term perspective on corporate success, directly incentivize the NEOs to build long-term value, and align the interests of our employees, including the NEOs, with our stockholders. The multi-year vesting feature and 10-year term also foster employee retention.

In December 2017, our Compensation Committee and our board of directors considered option grants to our employees, including our NEOs, in connection with the annual performance and compensation review process. However, due to the limited number of shares available under our 2015 Omnibus Incentive Plan, the Compensation Committee and the board of directors determined it would not make option grants to our NEOs at that time.

In August 2018, following the increase in shares available under our 2015 Omnibus Incentive Plan, our Compensation Committee and board of directors again considered option grants to our NEOs. The Compensation Committee reviewed data from the Radford Life Sciences executive compensation index and considered input from Setren. Based on an analysis of that data and a review of a peer group of companies, the Compensation Committee determined that the prior equity compensation of the executives was low compared to the market and did not reflect the changes in responsibilities and the transition of the executives to a publicly held entity. Additionally, the Compensation Committee considered the performance of the executives. After considering the relevant factors, the Compensation Committee recommended, and the board of directors approved, the following option awards to the NEOs:

Executive Officer	Number of Options (1)
Rob Neville	400,000
Taneli Jouhikainen	375,000
Dave Lowrance	200,000

(1)	The options had an exercise price of $11.26 per share and vest over a four-year period in equal quarterly installments beginning on December 14, 2017.

Other Elements of Compensation

We maintain broad-based benefits that are provided to all regular, full-time employees (including the NEOs), including health, dental and vision insurance, health savings accounts with company contribution, disability insurance, paid time off, and a 401(k) plan with company match potential. We believe these benefits enable us to offer competitive compensation packages and support employee focus and productivity.

We did not provide any of the NEOs with perquisites in 2018 that exceeded $10,000 in the aggregate for any person.

Executive Employment Agreements

We believe that concerns about potential job loss or the possibility or occurrence of a change-in-control can create uncertainty for our named executive officers that may negatively affect their performance. Accordingly, we have entered into employment agreements with each of Mr. Neville, Dr. Jouhikainen, and Mr. Lowrance, which provide for severance benefits upon a qualifying termination of employment and the executive’s compliance with certain post-termination obligations, including delivery of a general release of claims. In August 2018, the Compensation Committee reviewed the severance benefits contemplated by the employment agreements and compared them to a peer group of comparable companies. The Compensation Committee determined that the level of severance provided by the employment agreements was below market and recommended to the board of directors that the agreements be amended to increase such amounts. The board of directors approved the recommended changes and increased the cash severance amounts available under the employment agreements to the amounts described below under “Potential Payments upon Termination or Change in Control.”

Results of “Say on Pay” Advisory Vote on Executive Compensation

Our stockholder advisory votes on executive compensation have been held every three years. The most recent stockholder advisory vote occurred at the Mast 2016 annual meeting of stockholders, which was prior to the Merger. As discussed above, in connection with the Merger, the management team of Mast was replaced with the management team of Private Savara, and a majority of the board of directors of Mast was replaced with the directors of Private Savara. For those reasons, the 2016 stockholder advisory vote was not relevant to our compensation practices in 2018. However, the Compensation Committee intends to monitor the results of this year’s advisory vote and will consider such results in making its executive compensation recommendations to our board of directors.

Prohibition on Hedging the Economic Risk of Ownership in Our Securities

For a description of restrictions related to hedging, please see the section entitled “Prohibition on Hedging and Speculative Transactions Involving our Securities.”

Compensation Risk Assessment

The Compensation Committee’s responsibilities include evaluating our executive compensation program to confirm that it does not incentivize excessive risk-taking. Our executive compensation program includes a mix of different types of compensation (base salary, annual performance-based cash bonuses, and long-term equity incentive awards), which provides balance between fixed and performance-based compensation and as to the timing of pay realization. We also believe that our compensation program encourages and rewards prudent business judgment and incentivizes our executive officers to achieve near-term goals but not to the detriment of long-term value creation, which further aligns the interests of the executive officers with those of our stockholders. Based on its latest review, the Compensation Committee concluded that our executive compensation program does not create risks that are reasonably likely to have a material adverse impact on our company.

Conclusion

Attracting, retaining and motivating key employees is essential to creating stockholder value. We believe offering a competitive compensation program with the appropriate mix of base salary and performance-based compensation, including a substantial equity component, and providing for post-termination compensation in certain circumstances, helps us achieve our business objectives and aligns the interest of our executive officers with those of our stockholders. We believe that our 2018 executive compensation was appropriate in that regard.

Compensation Committee Interlocks and Insider Participation

During 2018, the Compensation Committee consisted of Mr. Elam, Dr. McCracken and Mr. Pauls. No member of the Compensation Committee has ever been an officer or employee of ours. None of our executive officers currently serves, or served during 2018, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

Compensation Committee Report

The Compensation Committee of the board of directors of Savara Inc. has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement and, based on such review and discussions, has recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Nevan Elam

Joseph McCracken

Matthew Pauls

The material in the foregoing Compensation Committee Report is not “soliciting material,” shall not be deemed “filed” with the SEC, and shall not be incorporated by reference in any filing of Savara under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth compensation information for the NEOs for the years ended December 31, 2018 and 2017 and 2016:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)		Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)		Total ($)
Robert Neville (4)(5)	2018	525,000	—	3,342,724	(6)	225,750	22,000	(7)	4,115,474
Chief Executive Officer	2017	210,938	276,750	—		90,750	21,750	(7)	600,188
Taneli Jouhikainen (5)	2018	525,000	—	3,133,803	(6)	204,094	22,000	(7)	3,884,897
Chief Operating Officer & President	2017	210,938	276,750	—		90,750	21,750	(7)	600,188
Dave Lowrance (5)	2018	365,000	—	1,671,362	(6)	116,891	22,000	(7)	2,175,253
Chief Financial Officer & Secretary	2017	204,271	88,100	—		90,750	6,000		389,121

(1)

Amounts shown in this column do not reflect compensation actually received by the NEO. The amounts in this column represent the aggregate grant date fair value of option awards granted to the NEO in the year indicated, calculated in accordance with the provisions of Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, Stock Compensation, except that any estimate of forfeitures was disregarded.

(2)

Amounts in this column represent annual cash incentive awards paid to each executive officer under our annual cash incentive program. For further information, see “Compensation Discussion and Analysis—Executive Compensation Components—Annual Cash Incentives.”

(3)	Unless otherwise noted, the amounts in this column consist of (a) employer 401(k) plan matching contributions, and (b) employer contributions to health savings accounts.
(4)	Mr. Neville also served as a member of our board of directors, but he did not receive any additional compensation for such service.
(5)

Mr. Neville, Dr. Jouhikainen, and Mr. Lowrance were not NEO’s prior to April 27, 2017. Accordingly, this table does not include pre-Merger 2017 and 2016 compensation information for Mr. Neville, Dr. Jouhikainen, and Mr. Lowrance.

(6)	The option vests and becomes exercisable in equal quarterly installments over four years on each quarterly anniversary of December 14, 2017.
(7)	Includes $18,000 in employer 401(k) plan matching contributions.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards to the NEOs for the year ended December 31, 2018:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)				All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards ($) (2)
		Threshold ($)	Target ($)		Maximum ($)
Robert Neville		—	262,000	(3)	—	400,000	11.26	3,342,724
Taneli Jouhikainen		—	262,000	(3)	—	375,000	11.26	3,133,803
Dave Lowrance		—	128,000	(3)	—	200,000	11.26	1,671,362

(1)	The annual incentive plan provides only for a target payment amount, and not a threshold or maximum amount.
(2)

Amounts shown in this column do not reflect compensation actually received by the NEO. The amounts in this column represent the aggregate grant date fair value of option awards granted to the NEO in the year indicated, calculated in accordance with the provisions of Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, Stock Compensation, except that any estimate of forfeitures was disregarded. For a description of the assumptions used to calculate these amounts, see Note 15 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(3)

The amounts reported represent the performance-based incentive cash awards each NEO could earn pursuant to our executive bonus plan for the year ended December 31, 2018, as described above under “Compensation Discussion and Analysis—Executive Compensation Components—Annual Cash Incentives” above. The actual amounts earned for the year ended December 31, 2018 are set forth in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above.

Outstanding Equity Awards at Fiscal Year-End 2018

The following table sets forth information regarding outstanding equity awards held by the NEOs as of December 31, 2018.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)		Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($/sh)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)
Robert Neville	64,762		—		0.65	12/16/2024
	131,850	(3)	43,950	(3)	1.46	12/15/2025
	73,250	(4)	73,250	(4)	1.76	12/15/2026
	100,000	(5)	300,000	(5)	11.26	8/2/2028
Taneli Jouhikainen	52,740		—		0.65	12/14/2022
	131,850	(3)	43,950	(3)	1.46	12/15/2025
	73,250	(4)	73,250	(4)	1.76	12/15/2026
	93,750	(5)	281,250	(5)	11.26	8/2/2028
Dave Lowrance	31,895	(6)	63,789	(6)	1.51	10/25/2026
	50,000	(5)	150,000	(5)	11.26	8/2/2028

(1)

The vesting schedules described for each option in this table are subject to the NEO’s continued service to our company and to acceleration in connection with an involuntary termination in connection with a change of control, as described below under “Potential Payments upon Termination or Change in Control—Executive Severance Agreements.”

(2)	Represents the number of shares multiplied by $7.57, the closing price of our common stock on December 31, 2018.
(3)

This option vests and becomes exercisable in substantially equal quarterly installments over four years. Approximately 1/16th of the total underlying shares vested and became exercisable on March 15, 2016 and will vest and become exercisable on a calendar quarter basis thereafter.

(4)

This option vests and becomes exercisable in substantially equal quarterly installments over four years. Approximately 1/16th of the total underlying shares vested and became exercisable on March 15, 2017 and will vest and become exercisable on a calendar quarter basis thereafter.

(5)

This option vests and becomes exercisable in substantially equal quarterly installments over four years. Approximately 1/16th of the total underlying shares vested and became exercisable on March 14, 2018 and will vest and become exercisable on a calendar quarter basis thereafter.

(6)

This option vests and becomes exercisable in substantially equal quarterly installments over four years. Approximately 1/16th of the total underlying shares vested and became exercisable on January 25, 2017 and will vest and become exercisable on a calendar quarter basis thereafter.

Option Exercises and Stock Vested in Fiscal Year 2018

The following table provides, for each of the NEOs, information with respect to the exercise of stock options and, on an aggregate basis, stock awards that vested during 2018:

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)	Number of shares acquired on vesting	Value realized on vesting ($)(2)
Robert Neville	92,351	(3)	995,544	—	—
Taneli Jouhikainen	—		—	16,190	169,466
Dave Lowrance	31,894	(4)	426,104	—	—

(1)

Value realized on exercise of stock option awards does not represent proceeds from any sale of any common stock acquired upon exercise, but is determined by multiplying the number of shares acquired upon exercise by the difference between the exercise price of the option and the closing price of our common stock on the Nasdaq Global Select Market on the date of exercise.

(2)

Value realized on vesting of stock awards does not represent proceeds from any sale of any common stock upon its vesting but is determined by multiplying the number of shares vested by the closing price of our common stock on the Nasdaq Global Select Market on the vesting date.

(3)	This number includes 5,252 shares that were forfeited due to a cashless exercise of the option.
(4)	This number includes 3,239 shares that were forfeited due to a cashless exercise of the option.

Pension Benefits

We do not maintain any plan that provides for payments or other benefits at, following, or in connection with retirement, other than a 401(k) plan.

Nonqualified Deferred Compensation

We do not maintain any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments upon Termination or Change in Control

Executive Employment Agreements

As discussed above under “Compensation Discussion and Analysis,” we have entered into executive employment agreements with each of Mr. Neville, Dr. Jouhikainen, and Mr. Lowrance. Those executive employment agreements require us to make specified payments and provide specified benefits related to their outstanding stock option awards in the event of a qualifying termination of employment, subject to the officer’s compliance with the terms and conditions in the agreement. In August 2018, upon the recommendation of the Compensation Committee, we entered into amendments to the employment agreements to change the amount of the cash severance payment received by the executive to the levels described below.

The employment agreements with each of Mr. Neville, Dr. Jouhikainen, and Mr. Lowrance provide that if we terminate Mr. Neville’s, Dr. Jouhikainen’s, or Mr. Lowrance’s employment other than for “cause” (as defined in the agreements), death, or disability, or Mr. Neville, Dr. Jouhikainen, or Mr. Lowrance resigns from such employment for “good reason” (as defined in the agreements) and such termination occurs outside of the period beginning three months prior to, and ending 12 months following, a “change of control” (as defined in the agreements) (the “change of control period”), then, subject to the executive timely signing and not revoking a separation agreement and release of claims agreement, each of Mr. Neville, Dr. Jouhikainen, and Mr. Lowrance would be entitled to receive:

•

a lump sum payment equal to (i) twelve months of his then-current base salary plus (ii) a pro-rated portion of his target bonus based on the number of days he was employed by our company during the relevant performance period;

•

reimbursements for payments the executive makes for continued healthcare coverage pursuant to COBRA until the earlier of (i) the date six months from the termination date or (ii) the date upon which he and/or his eligible dependents becomes covered under similar plans; and

•	accelerated vesting as to the number of shares that would have otherwise vested pursuant to his equity awards had he remained employed by our company for 12 months following his termination date.

The executive employment agreements also provide that if we terminate Mr. Neville’s, Dr. Jouhikainen’s, or Mr. Lowrance’s employment other than for cause, death, or disability, or Mr. Neville, Dr. Jouhikainen, or Mr. Lowrance resign from such employment for good reason and such termination occurs during the change of control period, then, subject to the executive timely signing and not revoking a separation agreement and release of claims agreement, each of Mr. Neville, Dr. Jouhikainen, and Mr. Lowrance would be entitled to receive:

•	a lump sum payment equal to (i) 18 months of his then-current base salary plus (ii) 100% of his target bonus;

•	a taxable lump sum payment equal to the amount he would pay for continued healthcare coverage pursuant to COBRA for 12 months from the termination date; and

•	accelerated vesting as to 100% of his equity awards.

Potential Payments Upon a Qualifying Termination of Employment

The following table sets forth quantitative estimates of the benefits that would have accrued to each of Mr. Neville, Dr. Jouhikainen, and Mr. Lowrance pursuant to their respective employment agreements and our vacation policy if there had been a qualifying termination of his employment on December 31, 2018.

Name	Cash Severance Based on Salary and Bonus ($) (1)	Cost to Continue Health Insurance ($)(2)	Value of Accelerated Equity Awards ($)(3)	Value of Accrued Vacation ($)	Total ($)
Robert Neville	525,000	19,280	481,326		1,025,606
Taneli Jouhikainen	729,094	18,921	481,326		1,229,341
Dave Lowrance	481,891	28,276	193,284	25,815	729,266

1)

Calculated using the annual base salary in effect as of December 31, 2018. As described above under “Potential Payments upon Termination or Change in Control,” in the event of a qualifying termination each of Mr. Neville, Dr. Jouhikainen and Mr. Lowrance is entitled to a pro-rated portion of his target bonus based on the number of days he was employed by our company during the relevant performance period. As of December 31, 2018, the 2018 bonus amounts for Mr. Neville had been paid and the 2019 performance period had not yet begun, so he would not have been entitled to any severance amounts related to his target bonus as of such date.

2)	Calculated using insurance premiums in effect as of December 31, 2018.
3)	Calculated using the closing sale price of our common stock on December 31, 2018.

Potential Payments upon a Qualifying Termination of Employment due to Change in Control

The following table sets forth quantitative estimates of the benefits that would have accrued to each of Mr. Neville, Dr. Jouhikainen, and Mr. Lowrance pursuant to their respective employment agreements and our vacation policy if there had been a change in control of our company and qualifying termination of the NEOs’ employment on December 31, 2018.

Name	Cash Severance Based on Salary and Bonus ($)(1)	Cost to Continue Health Insurance ($)(2)	Value of Accelerated Equity Awards ($) (3)	Value of Accrued Vacation ($)	Total ($)
Robert Neville	787,500	19,280	694,117	—	1,500,897
Taneli Jouhikainen	991,594	18,921	694,117	—	1,704,632
Dave Lowrance	664,391	29,128	386,561	25,816	1,105,896

1)

Calculated using the annual base salary in effect as of December 31, 2018. As described above under “Potential Payments upon Termination or Change in Control,” in the event of a qualifying termination each of Mr. Neville, Dr. Jouhikainen and Mr. Lowrance is entitled to 100% of his target bonus. As of December 31, 2018, the 2018 bonus amounts for Mr. Neville had been paid and the 2019 performance period had not yet begun, so he would not have been entitled to any severance amounts related to his target bonus as of such date.

2)	Calculated using insurance premiums in effect as of December 31, 2018.
3)	Calculated using the closing sale price of our common stock on December 31, 2018.

Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are providing the following pay ratio information with respect to the year ended December 31, 2018.

The median of the annual total compensation of all employees of our company, except our CEO, for 2018 was $282,179, and the annual total compensation for our CEO, Mr. Neville, for 2018 was $4,115,474. As a result, our CEO’s 2018 annual total compensation was approximately 14.6 times that of the median annual total compensation of all employees of our company.

We identified the median employee based on the total annual compensation, as determined using the Summary Compensation Table methodology set out in item 402(c)(2)(x) of regulation S-K, of all full-time and part-time employees as of December 31, 2018. In making the calculation, we used an annualized compensation amount for employees who were employed less than the full year.

	Median Employee ($)	CEO ($)
Salary	134,878	525,000
Bonus	—	—
Stock Awards	108,368	3,342,724
Non-Equity Incentive Plan Compensation	4,882	225,750
All Other Compensation	34,051	22,000

Total Compensation	282,179	4,115,474

DIRECTOR COMPENSATION

The following table shows compensation information for the individuals who served as non-employee directors during the year ended December 31, 2018. Mr. Neville did not receive any additional compensation for his service as a director.

Director Compensation for Fiscal Year 2018

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1) (2)	Total ($)
Nevan Elam	53,175	65,181	118,356
Rick Hawkins	47,500	65,181	112,681
Joe McCracken	49,250	65,181	114,431
Matthew Pauls	48,575	65,181	113,756
Yuri Pikover	55,000	65,181	120,181
David A. Ramsay	57,500	65,181	122,681

1)

Amounts in this column do not reflect compensation actually received by the directors. The amounts in this column represent the aggregate grant date fair value of option awards granted to the directors in 2018, calculated in accordance with the provisions of FASB ASC Topic 718, Stock Compensation, except that any estimate of forfeitures was disregarded. For a description of the assumptions used to calculate these amounts, see Note 15 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

2)	As of December 31, 2018, our non-employee directors had option awards outstanding to purchase the following number of shares of our common stock:

Name	Shares Underlying Outstanding Options
Nevan Elam	74,294
Rick Hawkins	71,950
Joe McCracken	57,063
Matthew Pauls	15,750
Yuri Pikover	57,063
David A. Ramsay	15,750

Overview of Non-Employee Director Compensation

With the assistance of the Compensation Committee, our board of directors periodically reviews and evaluates the director compensation policy and adopts changes designed to allow us to recruit and retain individuals with the requisite experience, skills and characteristics for membership on our board of directors. In December 2017, upon the recommendation of the Compensation Committee, our Board revised our non-employee director compensation policy, which went into effect beginning in 2018. Under the revised policy, our Board is compensated through a combination of cash fees, in the form of retainers and meeting attendance fees, and equity awards, in the form of options. Additionally, we reimburse non-employee directors for travel and other reasonable out-of-pocket expenses related to attendance at meetings of the Board and its committees.

Each non-employee director receives an annual fee of $32,000 in cash for serving on the Board, as well as $2,000 for attendance at each in person meeting of the Board. There are no additional fees for Board meetings attended by telephone or for attending individual meetings of Board committees. In addition, the chairpersons and members of the Board’s three standing committees will be entitled to the following annual cash fees:

Board Committee	Chairperson Fee*	Member Fee
Audit Committee	$17,500	$7,500
Compensation Committee	$12,500	$5,500
Nominating and Corporate Governance Committee	$7,500	$3,750

*	Any non-employee director who serves as chairperson of a committee shall not be entitled to a member fee for the same committee.

In addition, each non-employee director receives an annual grant of an option to purchase 12,000 shares of our common stock, which vest in twelve equal quarterly installments. Each stock option award granted pursuant to our director compensation policy will be granted under the 2015 Omnibus Incentive Plan, or any amendment or restatement thereof, will have an exercise price per share equal to the fair market value (as defined in the 2015 Omnibus Incentive Plan) of a share of our common stock on the date the option award is granted, and will have a term equal to the shorter of (i) ten years from the date the option award is granted (subject to a 30-day extension in certain limited circumstances) and (ii) three years from the date such non-employee director ceases to provide services (as defined in the 2015 Omnibus Incentive Plan) to us for any reason other than such director’s death or disability. In addition, in the event of a change of control of our company, each option award will vest and become exercisable on the day prior to the date of the change in control if the director is then providing services (as defined in the 2015 Omnibus Incentive Plan), and each option award will terminate on the date of the change in control to the extent not exercised.

AUDIT COMMITTEE REPORT

Our management has the primary responsibility for our financial reporting process, accounting principles and internal controls as well as the preparation of our financial statements. Under its charter, the audit committee oversees our accounting and financial reporting process and audits of our financial statements on behalf of our board of directors. Each of the members of the audit committee meets the applicable independence standards and qualification requirements.

The audit committee appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditor for fiscal year 2018. As such, PricewaterhouseCoopers LLP was responsible for expressing an opinion on our annual financial statements based on an audit conducted in accordance with the standards established by the Public Company Accounting Oversight Board.

In this context and in connection with the audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, the audit committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2018 with our management;

•

discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board;

•

reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence; and

•

based on the foregoing reviews and discussions, recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on March 13, 2019.

AUDIT COMMITTEE

David A. Ramsay, Chair
Richard J. Hawkins
Yuri Pikover

The preceding “Audit Committee Report” shall not be deemed soliciting material or filed with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent Savara specifically incorporates it by reference into such filing.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The audit committee has appointed RSM US LLP, an independent registered public accounting firm, as our independent auditor for the fiscal year ending December 31, 2019. We are asking our stockholders to ratify this appointment. See “Proposal 4 – Ratification of Independent Registered Public Accounting Firm” below.

Change of Independent Registered Public Accounting Firm

2019

On March 29, 2019, PricewaterhouseCoopers LLP (“PwC”) was dismissed as our independent registered public accounting firm. The decision to change accounting firms was approved by the audit committee.

The reports of PwC on our consolidated financial statements for the years ended December 31, 2018 and December 31, 2017 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years, and the subsequent interim period from January 1, 2019 through March 29, 2019, there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of PwC would have caused PwC to make reference thereto in its reports on the consolidated financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

In accordance with Item 304(a)(3) of Regulation S-K, we provided PwC with a copy of the above disclosures and requested that PwC furnish us with a letter addressed to the SEC stating whether or not PwC agrees with our statements above. A copy of PwC’s letter, dated April 3, 2019, stating its agreement with such statements was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on April 3, 2019.

On April 11, 2019, the audit committee approved the engagement of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

During the Company’s two most recent fiscal years and in the subsequent interim period from January 1, 2019 through April 11, 2019, neither the Company nor anyone acting on its behalf consulted with RSM US LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

2017

On May 26, 2017, Mayer Hoffman McCann P.C. (“MHM”) was dismissed as our independent registered public accounting firm. The decision to change accounting firms was approved by the audit committee.

During the fiscal year ended December 31, 2016, and the subsequent interim period through May 26, 2017 there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with MHM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of MHM would have caused MHM to make reference thereto in its reports on the consolidated financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The report of MHM on our consolidated financial statements for the year ended December 31, 2016 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report included an explanatory paragraph related to the uncertainty of our ability to continue as a going concern.

In accordance with Item 304(a)(3) of Regulation S-K, we provided MHM with a copy of the above disclosures and requested that MHM furnish us with a letter addressed to the SEC stating whether or not MHM agrees with our statements above. A copy of MHM’s letter, dated May 30, 2017, stating its agreement with such statements was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on April 25, 2017.

On May 25, 2017, the audit committee approved the engagement of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Prior to the completion of the Merger, PwC served as the auditor of Private Savara.

PwC also served as the principal accountants for our company from June 28, 2011 until March 30, 2016, and PwC audited our financial statements for the years ended December 31, 2015, 2014, 2013, 2012 and 2011. Other than as required in connection with such audits, during the years ended December 31, 2016 and 2015, and the subsequent interim period through May 25, 2017, neither our company nor anyone on its behalf consulted with PwC, regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that PwC concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Fees of Independent Registered Public Accounting Firm

In March 2018, the audit committee of our board of directors selected PwC as our independent registered public accounting firm for the fiscal year ended December 31, 2018.

The following table presents the fees for professional services rendered by PwC for the audit of our consolidated financial statements for the fiscal years ended December 31, 2018 and 2017 and by MHM for the audit of our consolidated financial statements for the fiscal year ended December 31, 2016. During those periods, no other category of services was provided to us by PwC.

	2018	2017
Audit Fees (1)	$527,500	$1,035,092
Audit-Related Fees	––	––
Tax Fees	64,947	34,214
All Other Fees	––	––

Total	$592,447	$1,069,306

1)

“Audit Fees” were principally for audit work performed on our consolidated financial statements and internal control over financial reporting, but also include fees for professional services provided in connection with the review of financial statements included in our quarterly reports and our registration statements filed with the SEC, and related services normally provided in connection with statutory and regulatory filings and engagements, such as providing comfort and consent letters.

Pre-Approval Policies and Procedures

Pursuant to its charter, the audit committee must approve, in advance, all audit, review and attest services and all permissible non-audit services (including any permissible tax or internal control-related services) to be provided by our independent registered public accounting firm. The audit committee may pre-approve services as part of its approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis. The audit committee considers whether the provision of any non-audit service is compatible with maintaining the independence of our auditors. The audit committee’s charter provides that it may adopt policies and procedures for the pre-approval of permissible services, which may include delegation of authority to a designated member or members of the audit committee to approve permissible services so long as any such approvals are disclosed to the full audit committee.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, our stockholders will vote on the election of seven directors to serve for one-year terms until the 2020 annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Our board of directors has nominated Robert Neville, Nevan Elam, Richard J. Hawkins, Joseph S. McCracken, Matthew Pauls, Yuri Pikover and David A. Ramsay for election to our board of directors at the Annual Meeting. The director nominees have indicated that they are willing and able to serve as directors. If any of the nominees becomes unable or unwilling to serve, the proxies being solicited by this proxy statement will be voted for the election of any substitute nominee who shall be designated by our board of directors to fill the vacancy. The proxies being solicited by this proxy statement will be voted for no more than seven nominees at the Annual Meeting.

Assuming a quorum is present at the Annual Meeting, each director nominee who receives an affirmative vote of the holders of a majority of the shares of common stock having voting power present in person or represented by proxy at the Annual Meeting will be elected. Abstentions will have the same effect as negative votes. Broker non-votes will not be counted toward the vote total and therefore will have no effect on the outcome of this proposal. Stockholders do not have cumulative voting rights in the election of directors.

Our board of directors unanimously recommends a vote “FOR” the election of Robert Neville, Nevan Elam, Richard J. Hawkins, Joseph S. McCracken, Matthew Pauls, Yuri Pikover and David A. Ramsay as directors.

PROPOSAL 2 — RATIFICATION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, our stockholders will be asked to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Stockholder ratification of the appointment of RSM US LLP is not required by our bylaws or otherwise. Our board of directors is submitting the appointment of RSM US LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the appointment of RSM US LLP, the audit committee will reconsider this appointment. Even if the appointment is ratified, the audit committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of our company and our stockholders.

A representative of RSM US LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if that representative so desires, and will be available to respond to appropriate questions.

Assuming a quorum is present at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of our common stock having voting power present in person or represented by proxy at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as negative votes. Brokers and other nominees generally will have discretionary authority to vote on this proposal because it is considered a routine matter under NYSE rules, and therefore we do not expect broker non-votes with respect to this proposal.

Our board of directors unanimously recommends a vote “FOR” the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

PROPOSAL 3 — ADVISORY VOTE ON

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Our goal for our executive compensation program is to attract, motivate and retain qualified executives in a way that establishes an appropriate relationship between executive pay and the creation of stockholder value on a long-term basis. We believe that our executive compensation program accomplishes this goal.

Our executive compensation program and the 2018 compensation of our named executive officers are described in this proxy statement under “Executive Officer Compensation” above. We are requesting that our stockholders vote to approve the compensation of our named executive officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules, which disclosures include the compensation tables and the narrative discussion following the compensation tables. This advisory vote is generally referred to as a “say-on-pay vote” and is being provided pursuant to Section 14A of the Exchange Act.

Our board of directors is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting “FOR” the following resolution:

“RESOLVED, that the compensation paid to the company’s named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion within the section of this proxy statement entitled “Executive Officer Compensation,” is hereby APPROVED.”

As an advisory vote, this proposal will not be binding upon our board of directors or us. However, the views expressed by our stockholders are important to us and, accordingly, our board of directors and the compensation committee intend to consider the outcome of this vote when evaluating and making future decisions regarding executive compensation arrangements.

Our board of directors unanimously recommends a vote “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL 4 — ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In connection with Proposal 3, the Dodd–Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act also provides that stockholders have the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently a company should seek advisory votes on the compensation of its named executive officers. Accordingly, we are asking our stockholders to indicate whether they would prefer an advisory vote on executive compensation every year, every two years or every three years. Alternatively, stockholders may abstain from casting a vote on this proposal. After careful consideration, our board of directors recommends that stockholders vote to advise that we hold an advisory vote on executive compensation every year in order to provide us with timely feedback regarding our compensation practices.We understand that our stockholders may have different views as to what is the best approach for us, and we look forward to hearing from our stockholders on this proposal. Accordingly, our board of directors is asking stockholders to indicate their preferred voting frequency.

While our board of directors believes that its recommendation is the best approach at this time, stockholders are not voting to approve or disapprove that recommendation, but are instead being asked to indicate their preferences, on an advisory basis, as to whether the advisory vote on the approval of the compensation of our named executive officers should be held every year, every two years or every three years. The alternative (other than “abstain”) that receives the greatest number of votes from the holders of shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting will be deemed to be the frequency preferred by our stockholders. However, because this vote is advisory and, therefore, not binding on us or our board of directors, our board may decide that it is in the best interests of our stockholders and our company that we hold an advisory vote on the compensation of our named executive officers more or less frequently than the option preferred by our stockholders.

Our board of directors unanimously recommends that stockholders vote to hold an advisory vote on executive compensation every year.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither our board of directors nor our management knows of any matter to be presented at the Annual Meeting that is not listed in the Notice of Annual Meeting accompanying this proxy statement and described in this proxy statement. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, however, the holders of proxies solicited by this proxy statement will vote on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

The deadline for submitting a stockholder proposal for inclusion in our proxy materials for our 2019 annual meeting of stockholders is December 17, 2019, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. These proposals must be delivered to our principal executive offices and comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in our proxy materials. Stockholders who wish to nominate persons for election to our board of directors or make a proposal at the 2020 annual meeting of stockholders without including the proposal in our proxy materials relating to that meeting must notify us in writing delivered to our principal executive offices no earlier than January 30, 2020 and no later than February 29, 2020. Stockholders are advised to review our bylaws, which contain additional advance notice requirements. A copy of our bylaws is available to stockholders upon written request to our corporate secretary.

By Order of the Board of Directors,

/s/ Rob Neville

Rob Neville
Chief Executive Officer

Austin, Texas

April 15, 2019

YOUR VOTE IS IMPORTANT!

You are cordially invited to attend the Annual Meeting. However, to ensure the presence of a quorum and that your shares are represented at the Annual Meeting, as well as to save us additional proxy solicitation costs, we encourage you to submit your proxy or voting instructions as soon as possible. For specific instructions as to how to vote your shares, please refer to the instructions in the Notice of Internet Availability of Proxy Materials you received in the mail, or, if you’ve requested and received printed proxy materials, please refer to the instructions in the enclosed proxy card. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

SAVARA INC.

ATTN: CORPORATE SECRETARY

6836 BEE CAVE RD

BUILDING III, SUITE 200

AUSTIN, TX 78746

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1.	To elect seven directors to hold office until the next annual meeting of stockholders.
Nominees
		For	Against	Abstain	The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain
1A	Robert Neville	☐	☐	☐	2 To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.		☐	☐	☐
1B	Nevan Elam	☐	☐	☐
1C	Richard J. Hawkins	☐	☐	☐	3 To approve, on an advisory basis, the compensation of our named executives.		☐	☐	☐
1D	Joseph S. McCracken	☐	☐	☐	The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 year	2 years	3 years	Abstain
1E	Matthew Pauls	☐	☐	☐	4 To indicate, on an advisory basis, the preferred frequency of holding an advisory vote on the compensation of our named executives.	☐	☐	☐	☐
1F	Yuri Pikover	☐	☐	☐

1G	David A. Ramsay	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address change/comments, mark here. (see reverse for instructions)				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com
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SAVARA INC.

This proxy is solicited by the Board of Directors

for use at the

Annual Meeting of Stockholders to be held on May 29, 2019 at 4:00 PM

The stockholder(s) hereby appoint(s) Robert Neville and David Lowrance, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SAVARA INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 4:00 PM, local time on May 29, 2019, at the offices of Wilson Sonsini Goodrich & Rosati, P.C. located at 900 S. Capital of Texas Highway Las Cimas IV, Fifth Floor Austin, TX 78746, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side